UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.	V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 2.01   OTHER EVENTS

The attached announcement was released to the news media on December 4, 2006.

 Global Developments increases investment in BioLife Remedies Inc. to 24%

Vancouver, BC - December 4, 2006 -- Global Developments, Inc. (PINKSHEETS: GBDP), a publicly traded venture capital company, is pleased to announce that it has signed an agreement with BioLife Remedies Inc. (“BioLife”) to increase its investment to 24%. Global will also be granted an additional board seat on the board of directors of BioLife.

Under the terms of the agreement, Global will provide a debenture of $10,000 and a further investment of up to $250,000. The debenture is payable at the end of 12 months, and bears interest, payable quarterly, at a rate of 10%. The use of proceeds of the debenture shall be for general operating costs.

The investment of up to $250,000 shall be available on an immediate basis in order to pay the costs of effecting a reverse merger with a public company, thereby enabling BioLife to raise additional capital to finance its sales and marketing plan commencing January 2007. In exchange, Global shall be granted a 24% interest in BioLife. By going public through means of a reverse merger, BioLife will be able to realize its goal of distributing its line of products commencing January 2007.

Bio Life Remedies Inc. has announced that their diabetic supplements Zutrol™ and Betatrol™ are now available for purchase on-line at www.blfrproducts.com . Produced from 100% organic natural flora and utilizing modern science and technology (flora broken cell wall technology), independent clinical tests have demonstrated that Zutrol™ and Betatrol™ have attained positive results in patients for the treatment of diabetes mellitus and its complications with a success rate of 75%. For more information about diabetes mellitus and treatment with Zutrol™ and Betatrol™, please visit their website at www.blfrproducts.com .

Bio Life Remedies Inc also plans to produce an addition to its all natural Diabetes line of supplements. DIA FREE KIDS™ a supplement developed for the treatment of diabetes mellitus and its complications specifically formulated for children. It is produced from 100% organic natural flora and utilizes modern science and technology (flora broken cell wall technology) to help lower blood sugar levels in children. The Company plans to begin distributing this supplement on-line in North America by January 2007.

Bio Life Remedies' has also developed 2 new herbal supplements derived from a Traditional Chinese Medicinal formula that has been used for centuries in China to treat Erectile Dysfunction. The first product, CHI - AGRA™, is developed to quickly and effectively treat ED. Formulated specifically for men with one easy dose of only 2 tablets 1 hour before sexual activity. The second product DI-AGRA™ was developed to treat symptoms of ED in men with Diabetes. The Company plans to launch both products in January 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: December 4, 2006	By:	/s/ John D. Briner
John D. Briner
President